BRUCE FUND, INC.

(FORMERLY THE HEROLD FUND, INC.)

BY-LAWS

Restated as of November 1, 1983;

Amended as of November 16, 2005

ARTICLE I

STOCKHOLDERS

Section 1.       Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Illinois or at such other place within or without the State of Illinois as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

Section 2.          Annual Meeting. Meetings of stockholders shall be held as provided in Article I, Section 3 hereof.

Section 3.          Meetings of Stockholders. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the President or by a majority of the Board of Directors or by a majority of those members of the Board of Directors who are not affiliated with the Corporation’s investment adviser or affiliated (other than as Directors) with the Corporation, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.          Notice of Meetings of Stockholders. Not less than twenty days and not more than ninety days written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

No notice of the time, place or purpose of any meeting of stockholders need by given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Section 5.          Closing of Transfer Books: Record Dates. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding forty days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding forty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of an to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to received such dividends or rights, as the case may be.

Section 6.          Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 7.          Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

All elections shall be had an all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribed an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

Section 8.          Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by the President or if he shall not be present, by a Vice-President, or if neither the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

Section 9.          Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

ARTICLE II

BOARD OF DIRECTORS

Section 1.          Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not fewer than three Directors which number may be increased as provided in Section 2 of this Article. Each director shall hold office until a meeting of stockholders of the Corporation next succeeding his election, such meeting having been called as provided in Article I, Section 3 hereof, or until his successor is duly elected and qualifies. Directors need not be stockholders.

Section 2.          Election and/or Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding ten, and/or may elect Directors to fill the vacancies created by any such increase in the number of Directors; the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.

Section 3.          Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determined, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 4.          Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

Section 5.          Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

Section 6.          Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum for the transaction of business, provided that a quorum shall in no case by less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

Section 7.          Executive Committee. The Board Of Directors may, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the power of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the By-Laws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any members of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 8.          Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have an may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

Section 9.          Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without meeting, if all members of the Board, or such committee sign a written consent to such action, as the case may be.

Section 10.        Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such Director if such Director is, otherwise than by reason of being such Director, affiliated (as such term is defined by the Investment Company Act of 1940) with the Corporation or with any investment adviser. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III

OFFICERS

Section 1.          Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall include a President, one or more other Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint a Chairman of the Board of Directors, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy that may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2.          Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify, subject, however, to the provision for removal contained in the Articles of Incorporation. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

Section 3.          Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may, from time to time, be conferred by the Board of Directors or the Executive Committee.

ARTICLE IV

CAPITAL STOCK

Section 1.          Certificates of Shares. The interest of each stockholder of the Corporation shall be evidenced by crediting such stockholder’s account; no certificate will be issued unless requested. Certificates for shares of stock, to be furnished upon request as provided, shall be in such form as the Board of Directors may from time to time prescribe.

Section 2.          Transfer of Shares. Shares of the corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon written direction in form satisfactory to the Corporation or its agents. A stockholder who has requested certificates for shares shall effect transfer thereof on the books of the Corporation upon surrender and cancellation of certificates for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3.          Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal officers of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

Section 4.          Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the Transfer Agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE V

CORPORATE SEAL

The Corporation shall have no corporate seal.

ARTICLE VI

FISCAL YEAR

The Board of Directors shall fix the fiscal year of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 1.          Indemnification. Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation to the extent set forth in the Articles of Incorporation.

Section 2.          Corporate Title. The Corporation has adopted its corporate title through permission of Robert B. Bruce, of Winnetka, Illinois. It has entered into an investment advisory contract with Bruce and Co., an Illinois corporation; Robert B. Bruce is a control person of Bruce and Co. If Bruce and Co., or any incorporated successor to Bruce and Co., shall at any time cease to be the investment adviser to the Corporation, the Corporation will, at the request of Robert B. Bruce (or such successor corporation) eliminate all reference to “Bruce” from its corporate name and will not thereafter transact business in a corporate name using the word “Bruce” in any form or combination whatsoever or otherwise use the said word or make any other reference to said name. The Corporation acknowledges the right of Robert B. Bruce to grant permission to use said words and said names or any combination thereof to any other corporation or firm for which Bruce and Co., or any corporate successor of Bruce and Co., may act as investment adviser or in any similar capacity. Such covenants and such acknowledgement on the part of the Corporation shall be binding upon it, its directors, officers, stockholders, creditors and all other persons claiming under or through it.

ARTICLE VIII

AMENDMENT OF BY-LAWS

The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.